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                                                                     EXHIBIT 8.2

                          [Vinson & Elkins Letterhead]

                                 March 7, 2003



Ocean Energy, Inc.
1001 Fannin, Suite 1600
Houston, Texas  77002-6794


Ladies and Gentlemen:

         In connection with the registration statement on Form S-4 (the "Registration Statement") filed by Devon Energy Corporation, a Delaware corporation ("Devon"), relating to the merger (the "Merger") contemplated by the Agreement and Plan of Merger, dated as of February 23, 2003 (the "Merger Agreement"), by and among Devon, Devon NewCo Corporation and Ocean Energy, Inc., you have requested our opinion regarding the description of material federal income tax consequences related to the Merger as described in the Registration Statement.

         In connection with rendering this opinion, we have examined the Merger Agreement and the Registration Statement, including the joint proxy statement/prospectus that forms a part of the Registration Statement. In addition, we have examined such other documents, instruments and information as we considered necessary to enable us to express this opinion. Our opinion is also based on (1) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement (including, without limitation, the exhibits thereto) and the Registration Statement, (2) our assumption that the Merger will be consummated in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement and the Registration Statement and (3) currently applicable provisions of the U.S. federal income tax laws, including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice.

         Based on the foregoing, we have concluded that, as of the date hereof, the statements under the caption "Material Federal Income Tax Considerations" in the Registration Statement represent our opinion of the material tax consequences of the Merger, to the extent that such statements constitute legal conclusions.

         We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities and Exchange Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement.

                                                Sincerely,

                                                /s/ Vinson & Elkins L.L.P.

                                                Vinson & Elkins L.L.P.